UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) February 26, 2015

OLD REPUBLIC INTERNATIONAL CORPORATION
-------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
---------------------------------------------------
(Address of principal executive offices) (Zip Code)

(312) 346-8100
----------------------------------------------------
(Registrant’s telephone number, including area code)

N/A
------------------------------------------------------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Old Republic International Corporation (the “Registrant”, “Company”, or “Old Republic”) announced that effective as of February 26, 2015 Mr. Spencer LeRoy III (age 68) was elected a director of the Registrant and was slated for election as a Class 1 director at the Company’s Annual Shareholder meeting scheduled for May 22, 2015. Mr. LeRoy was Senior Vice President, Secretary and General Counsel of the Company from 1992 until his retirement from the Company on July 1, 2014. Prior to taking his position with Old Republic, he was a partner with the law firm of Lord, Bissell and Brook, now known as Locke Lord Edwards. Mr. LeRoy’s legal career primarily involved insurance related legal matters and he has had extensive dealings with the Company since the mid-1970s. Mr. LeRoy was not named to any committees and there are no arrangements or understanding between Mr. LeRoy and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with Mr. LeRoy, other than he will receive the same directors fees as other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 2, 2015	By: /s/ John R. Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel

3